Exhibit 21.1

MasTec, Inc.
SUBSIDIARIES OF MASTEC, INC.
December 31, 2024
Following is a listing of subsidiaries of MasTec, Inc., which includes the name of the subsidiary, as well as any name under which the subsidiary does business (in italics), and the subsidiary's related jurisdiction of incorporation or organization. Certain subsidiaries have been omitted given that such subsidiaries, individually or in the aggregate, would not constitute a significant subsidiary.

A-1 Excavating, LLC	Wisconsin

A-1 Express Trucking, LLC	Wisconsin

A1 Traffic Control & Safety, LLC	Colorado

Acietel Mexicana, S.A.	Mexico

Aidco de Mexico, S.A. de C.V.	Mexico

American Civil Constructors West Coast, LLC ACC West Coast	California

American Civil Constructors, LLC ACC Mountain West	Colorado

Bakken Aggregates, LLC	Arizona

Belvidere Stone, LLC	Illinois

Bianchi Electric, LLC	Delaware

Biggs Construction Company, Inc.	Virginia

Bottom Line Services, LLC	Delaware

Broadband Access Services, Inc.	New Hampshire

Byers Engineering Company Byers Technical Services, Inc.	Georgia

C&T Insurance Company	Vermont

Casey Industrial, Inc.	Oregon

Cash Construction Company, Inc.	Texas

CCM Investment Holding Co.	Florida

CE&I Services, LLC	Florida

Church & Tower, Inc.	Florida

CIDE Engenharia, Ltda.	Brazil

CJ 320, LLC	Arizona

Condotte – Ryan JV	Florida

Condotte America Industrial Properties, LLC	Florida

Condotte America Properties, LLC	Florida

Condotte de Moya JV	Florida

Confluence Networks, LLC	Florida

Consolidated Construction Solutions I, LLC	Delaware

Consolidated Construction Solutions II, LLC	Delaware

Decisive Communications, Inc.	Maryland

DPK, LLC	Delaware

East State Stone, LLC	Delaware

EC Source Services, LLC	Florida

ECS West, LLC	Florida

Energy Erectors, Inc.	Florida

Environmental and Dewatering Solutions, LLC	Florida

Environmental Contractors, LLC	Illinois

Florence 80, LLC	Arizona

FNF Construction, Inc.	Arizona

FNF New Mexico, LLC	New Mexico

Foothills Energy Services, Inc.	Colorado

Forest City Logistics, LLC	Delaware

GGI Constructors JV	Florida

H&M Shared Services, Inc.	Pennsylvania

H.B. White Canada Corp.	Canada

Hanging H Companies, LLC	Colorado

Henkels & McCoy Holdings, Inc.	Pennsylvania

Henkels & McCoy West, LLC	Florida

Henkels & McCoy, Inc.	Pennsylvania

HMSS Realty Co., LLC	Pennsylvania

IEA Constructors, LLC IEA Renewable Energy, Inc.	Wisconsin

IEA Energy Services, LLC	Delaware

IEA Engineering North Carolina, LLC	North Carolina

IEA Engineering, LLC	Michigan

IEA Equipment Management, LLC	Delaware

IEA Intermediate Holdco, LLC	Delaware

IEA Management Services, Inc.	Delaware

Illinois CCDD Operating Co., LLC	Illinois

Infrastructure and Energy Alternatives, Inc. M III Acquisition Corp.	Delaware

Infrastructure Development Holdings, Inc.	Arizona

Infrastructure Holdings Corporation	Delaware

Intren West, LLC	Florida

Intren, LLC L2 Construction Management Solutions Trench-It	Illinois

John's Stone, LLC	Delaware

Johnston Quarry Holdings, LLC	Delaware

JRD Texas, LLC Maslonka Powerline Services	Texas

Kingsley Constructors, Inc.	Texas

Lemartec Corporation	Florida

Lemartec PR Corporation	Puerto Rico

Lemartec USVI, Inc.	U.S. Virgin Islands

MasTec Brasil S/A	Brazil

MasTec Brazil I, Inc.	Florida

MasTec Brazil II, Inc.	Florida

MasTec Canada Inc.	Canada

MasTec Canadian Holdco Inc.	Canada

MasTec Caribbean KY, Ltd	Caymans

MasTec Caribbean PR, LLC	Puerto Rico

MasTec Civil Constructors, LLC	Florida

MasTec Civil, LLC	Florida

MasTec Comanche, LLC	Florida

MasTec Condotte Holdings, LLC	Florida

MasTec Engineering Corp.	Michigan

MasTec ETS Service Company, LLC	Florida

MasTec Foreign Holdings, LLC	Florida

MasTec India Holdings, LLC	Florida

MasTec Industrial Corp.	Florida

MasTec Infraestructuras de Mexico, S. de R.L. de C.V.	Mexico

MasTec Infrastructure Holdings, LLC	Florida

MasTec International, LLC	Florida

MasTec Latin America Holdings, LLC	Delaware

MasTec Latin America, Inc.	Delaware

MasTec Mexico Foreign Holdings, LLC	Florida

MasTec Network Services Colombia S.A.S.	Colombia

MasTec Network Solutions Puerto Rico, Inc.	Puerto Rico

MasTec Network Solutions, Inc.	Florida

MasTec Network Solutions, LLC	Florida

MasTec North America, Inc.	Florida

MasTec Nsoro Procurement Company, LLC	Florida

MasTec Participacoes Do Brasil LTDA	Brazil

MasTec Philippines, LLC	Florida

MasTec Pipeline Holdings, LLC	Florida

MasTec Property Holdings, LLC	Nevada

MasTec Puerto Rico Holdings, LLC	Puerto Rico

MasTec Quadgen Wireless, LLP	India

MasTec Renewables Construction Company, Inc.	Florida

MasTec Renewables Puerto Rico, LLC	Puerto Rico

MasTec Services Company, Inc.	Florida

MasTec Solutions Puerto Rico, LLC	Puerto Rico

MasTec Spain, Inc.	Florida

MasTec TPP, LLC	Florida

MasTec Utility Services, LLC	Florida

MasTec Venezuela, Inc.	Florida

MasTec West, LLC	Delaware

MasTec Wireless Services, LLC	Florida

MBS Investors, LLC	Pennsylvania

MCC Investment and Holdings, LLC	Florida

Meadow Valley Trucking, Inc.	Nevada

MNS South, LLC	Florida

MP Drilling Holdings, LLC	Florida

MSTEC Enterprises Mexico	Mexico

MTCO Energias de Mexico, S. de R.L. de C.V.	Mexico

MTZ Energias S. de R.L. de C.V.	Mexico

MTZ Enterprises, S. de R.L. de C.V.	Mexico

MTZ Purnell, Inc.	Canada

Mulford Stone, LLC	Delaware

NALL Communications, LLC	Washington

New A-1 Express, LLC	Texas

New A-1 Power, LLC	Wisconsin

New Stout Excavating Group Texas, LLC	Texas

New Stout Excavating Group, LLC	Wisconsin

Nsoro MasTec International, Inc.	Nevada

Phoenix Industrial, Inc.	Washington

Porter Brothers, LLC	Illinois

Porter's Stone, LLC	Delaware

Precision Acquisition, LLC	Wisconsin

Precision Aggregate Products, LLC	Nevada

Precision Dewatering, LLC	Florida

Precision Engineering Solutions, LLC	Florida

Precision Fabrication Services, LLC	Florida

Precision Infrastructure, LLC	Florida

Precision Pipeline, LLC	Wisconsin

Precision Transport Company, LLC	Wisconsin

Precision West, LLC	Florida

Pretec Directional Drilling, LLC	Florida

Pumpco, Inc.	Texas

Purnell Energy Services, Ltd.	Canada

Quadgen Wireless Solutions, Inc.	Delaware

R&J Leasing, Inc.	New Hampshire

R.J. Carroll Company, LLC	Texas

Ragnar Benson, LLC	Illinois

Rhino Cable Services, Inc.	Pennsylvania

Rockford Blacktop Construction Co., LLC	Illinois

Saiia Construction Company, LLC	Delaware

Saiia Holdings, LLC	Delaware

SEFNCO Communications, Inc.	Washington

Sequoia Utility Services, LLC	Florida

Shade Tree Service Company	Missouri

Stout Construction, LLC	Wisconsin

Stout Trucking, LLC	Wisconsin

Structors, Inc.	Illinois

Support Operations Services, LLC	Florida

SUS Holdings, LLC	Florida

T & D Power, Inc.	Nevada

Thornton 40, LLC	Arizona

Three Phase Line Construction, Inc.	New Hampshire

Three-Way 28, LLC	Arizona

Union Real Estate, LLC	Illinois

Utility Services Group West, LLC	Florida

Wanzek Construction, Inc.	North Dakota

White Construction Energy Services, LLC	Delaware

White Construction, LLC	Indiana

William Charles Construction Company, LLC	Illinois

William Charles Electric, LLC	Delaware

William Charles Purchasing, Inc.	Illinois

William Charles, Inc.	Nevada

WYCO Field Services, LLC	Wyoming